UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2010

AGY HOLDING CORP.

(Exact name of registrant as specified in its charter)

Delaware	335-150749	20-0420637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2556 Wagener Road Aiken, South Carolina		29801
(Address of principal executive offices)		(Zip Code)

(888) 434-0945

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

AGY Holding Corp. (the “Company”) is filing this Current Report on Form 8-K to supplement the information previously reported by the Company regarding its dismissal on January 20, 2010 of Deloitte & Touche LLP (“Deloitte”) as its registered public accounting firm. As previously reported, on January 15, 2010 Deloitte informed the Company, by notice to a Company director, that Deloitte had concluded that it was not currently independent with respect to the Company. The Company understands from Deloitte that Deloitte had concluded that it was not currently independent with respect to the Company as a result of a communication to Deloitte from Kohlberg Capital Corporation on January 4, 2010 and that Deloitte’s conclusion did not relate to any action or activity of the Company. Investment funds associated with Kohlberg & Company, L.L.C. (“Kohlberg & Co.”) control the Company through their ownership of substantially all of the equity of the Company’s parent company, KAGY Holding Company, Inc. Two of the Company’s directors are both partners of Kohlberg & Co. and directors of Kohlberg Capital Corporation. As reported by Kohlberg Capital Corporation in its public filings, these two directors also have an ownership interest in Kohlberg Capital Corporation. The Company understands that Deloitte was independent of the Company during all periods covered by the Company’s previously issued financial statements with which Deloitte was associated as its registered public accounting firm and that Deloitte was independent when it performed its work and issued its audit reports.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGY HOLDING CORP.

Date: February 17, 2010	By:	/S/ DOUGLAS J. MATTSCHECK
	Name:	Douglas J. Mattscheck
	Title:	Chief Executive Officer